Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES SCHEDULE UPDATE FOR

MEETINGS OF STOCKHOLDERS

CLEARWATER, Fla., December 17, 2004 – Digital Lightwave, Inc. (Nasdaq: DIGL) today announced that a Special Meeting of Stockholders of Digital Lightwave, Inc. (the “Company”) has been scheduled for February 10, 2005. The Company had announced earlier this month its intention to hold a Special Meeting of Stockholders during the first quarter of 2005.

Special Meeting of Stockholders

Details of the proposals to be voted on at the Special Meeting are set forth in a Preliminary Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2004. The Board of Directors of the Company determined it would be in the best interests of the Company and its stockholders to hold a separate, Special Meeting to consider these important proposals, including:

•	Amendments to the Company’s 2001 Stock Option Plan;

•	Approval of the conversion feature of the debt held by Optel Capital LLC (“Optel”) that was issued on September 16, 2004, in connection with the restructuring of the Company’s indebtedness to Optel, and the issuance of common stock upon possible conversion of such debt; and

•	An amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

The Company expects the official Notice of Meeting and Definitive Proxy Statement to be filed with the SEC and distributed to the Company’s stockholders during January 2005.

Annual Meetings of Stockholders

As previously announced, the Annual Meeting of Stockholders for fiscal year 2003 is scheduled to be held January 14, 2005. On December 17, 2004, the Company filed the official Notice of Meeting and Definitive Proxy Statement for the Annual Stockholders Meeting with the SEC. The Company expects to begin distributing these materials to Stockholders on or about December 23, 2004.

Separately, the Company announced plans to hold the Annual Meeting of Stockholders for fiscal year 2004 during the second quarter of 2005.

The solicitation of proxies for the Special Meeting and the Annual Meetings has not yet commenced, and this announcement shall not constitute a solicitation of proxies. The solicitation of proxies will be made only through the definitive proxy materials relating to the Special Meeting and the Annual Meetings that will be distributed to the Company’s stockholders. The Company urges investors and stockholders to read the definitive proxy materials carefully, because they will contain certain important information. These documents and amendments to these documents will be filed with the SEC, and may be obtained free of charge at the SEC’s web site at www.sec.gov.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:	MEDIA CONTACT:
James Green	Pauline Daninos
Chief Executive Officer	Digital Lightwave, Inc.
Digital Lightwave, Inc.	Corporate Communications
727.519.2800	727.442.6677

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